Exhibit 107
Calculation of Filing Fee Tables
Form
424(b)(7)
(Form Type)
Celsius Holdings, Inc.
(Exact name of registrant as specified in its charter)
Table 1 - Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be paid	Equity	Common Stock, par value $0.001 per share	Rule 457(c) and 457(r)	22,451,224 (1)	$41.065 (2)	$921,959,513.56	$ 153.10 per $1,000,000	$141,152.00(3)	N/A	N/A	N/A	N/A

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts					$921,959,513.56		$141,152.00

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							$141,152.00

(1)
This prospectus supplement relates to the offer and resale or other distribution by the selling stockholder identified herein of up to 22,451,224 shares of common stock, $0.001 par value per share (“common stock”), of Celsius Holdings, Inc., a Nevada corporation (the “Registrant”). In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant’s Registration Statement on Form
S-3ASR
(File No. 333-279461) (the “Registration Statement”) shall be deemed to cover any additional shares of common stock to be offered or issued from stock splits, stock dividends, recapitalizations, or similar transactions with respect to the common stock being registered.

(2)
Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) of the Securities Act and based upon the average of the high and low sales prices of a share of common stock as reported on the Nasdaq Capital Market on June 13, 2025.

(3)	Calculated in accordance with Rules 456(b) and 457(r) under the Securities Act. Represents payment herewith of registration fees previously deferred in connection with the Registration Statement.